SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported): January 11, 2002
                                                     (December 28,2001)

                      Furniture Brands International, Inc.
                      ------------------------------------
               (Exact name of Registrant as specified in charter)


      Delaware                         I-91                   43-0337683
--------------------------        -----------------       ----------------------
 (State of Incorporation)           (Commission               (IRS Employer
                                     File Number)         Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                         -------------------------------
                         (Registrant's telephone number)

Item 2. Acquisition of Assets

     (a) On December 28, 2001, the Company through its wholly-owned subsidiary, HDM Furniture Industries, Inc. ("HDM"), acquired certain of the assets (the "Acquired Assets") and assumed certain of the liabilities (the "Assumed Liabilities") of Henredon Furniture Industries, Inc. ("Henredon"), Drexel Heritage Furnishings, Inc. ("Drexel"), Maitland-Smith, Inc. ("Maitland") and Maitland-Smith Pacific, LTD ("Pacific") (together the "Acquired Companies").

     The Acquired Assets consist of real estate, real property leases, personal property, inventories, receivables, warranties, trademarks, patents, executory contracts, books and records, permits and licenses, subsidiaries and miscellaneous assets. The subsidiaries which were acquired are Henredon Transportation Co., a wholly owned subsidiary of Henredon; D-H Retail Space, Inc., a wholly owned subsidiary of Drexel; Maitland-Smith Asia Holdings, Ltd., a wholly owned subsidiary of Maitland; and Decorative Hardware Solutions Ltd., a majority owned subsidiary of Pacific (with the minority interest being held by Maitland-Smith Asia Holdings Ltd.). The Assumed Liabilities consist of liabilities which arise out of or in connection with any of the businesses, assets, operations or activities of the Acquired Companies subject to certain exceptions.

     At closing the Company paid to LifeStyle Furnishings International, Ltd. ("LifeStyle"), the parent company of the Acquired Companies $175 million in cash and 4 million shares of the Company's Common Stock. The purchase price was determined through arms length negotiations between officers of the Company and LifeStyle. The cash portion of the purchase price is subject to adjustment depending upon the shareholder's equity of the Acquired Companies as reflected on the balance sheet as of the close of business on the closing date. $140 million of the cash portion was funded through the Company's existing credit facility with a syndicate of financial institutions led by Deutsche Bank AG, New York Branch, First Union National Bank and Bank of America, N.A. while $35 million was paid with existing cash.

     (b) Henredon, headquartered in Morganton, North Carolina, designs and manufactures wood, upholstered and occasional furniture for the bedroom, dining room, living room, family room and home office in the high "premium" category. Drexel, headquartered in Drexel, North Carolina, designs and manufactures wood, upholstered, motion and occasional furniture for the bedroom, dining room, living room, family room and home office in the "premium" price category. Maitland, with its domestic headquarters in High Point, North Carolina, is a leading designer and manufacturer of "best" and "premium" hand-crafted, antique-inspired furniture, accessories and lighting, using a wide range of unique materials. The Acquired Companies will continue their respective furniture businesses.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired

          It is impracticable to provide the required financial statements on the date this report is filed. The Company intends to file such financial statements as soon as possible, but in any event within 60 days after this report is filed.

     (b)  Pro forma financial information

          It is impracticable to provide the required pro forma financial information on the date this report is filed. The Company intends to file such pro forma financial information as soon as practicable, but in any event within 60 days after this report is filed.

     (c)  2.   Asset  Purchase  Agreement,  made as of December 4, 2001,  by and among Henredon, Drexel, Maitland, Pacific and LifeStyle and HDM and the Company

          4. Registration Rights Agreement, made and entered into as of December 28, 2001, by and among the Company, Henredon, Drexel, Maitland, Pacific and Lifestyle

                                    SIGNATURE
                                    ---------




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 Furniture Brands International, Inc.



                           By:   /s/  Steven W. Alstadt
                                 ------------------------------
                                 Steven W. Alstadt
                                 Controller and Chief Accounting Officer





Dated:  January 11, 2001